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                                                                    Exhibit 10.1

                         CONTRACT FOR PURCHASE AND SALE
                         ------------------------------


        THIS CONTRACT (hereinafter referred to as "this Contract") is entered into and effective as of this 8 day of March, 2007, by and between GSL Savings Bank, a corporation of the State of New Jersey, having an address at 6823 Bergenline Avenue, Town of Guttenberg, County of Hudson, and State of New Jersey (the "Seller"), and Lincoln Park Savings Bank, a corporation of the State of New Jersey, having an address at 31 Boonton Turnpike, Borough of Lincoln Park, County of Morris, and State of New Jersey (the "Purchaser"). ("Purchaser" and "Seller" are hereinafter referred to collectively as the "Parties").

WITNESSETH:
-----------

        WHEREAS, Seller owns, in fee simple, that certain parcel of land and improvements, in the Township of Montville, County of Morris, and State of New Jersey, known and designated as Block 137, lot 4, as shown on the tax assessment map of the Township of Montville, commonly known as 2 John Henry Drive, Montville, New Jersey, as described in Schedule A, annexed ("Real Property"), together with all furniture, fixtures, and improvements located therein, as described in Schedule B, annexed ("Personalty"), and, savings, checking, certificates of deposit, and other customer deposit accounts issued by, from or through the Seller's Montville bank branch location, as described in Schedule C, annexed ("Accounts")(collectively, the "Property");

        WHEREAS, Seller desires to sell, and the Purchaser desires to purchase, the Property pursuant to the terms, conditions and covenants contained in this
Contract:

        THEREFORE, in consideration of these premises and the mutual covenants and

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Contracts contained in this Contract, the Parties hereby covenant and agree as follows:

SECTION 1 PURCHASE AND SALE; DESCRIPTION;

        1.1. PURCHASE AND SALE. Subject to the terms and conditions set forth in this Contract, Seller shall sell and convey to Purchaser, and Purchaser shall purchase from Seller the following property, free and clear of all liens, claims, or encumbrances:

        (a.)    THE REAL PROPERTY. A fee simple estate in the real property, together with all easements and appurtenances belonging thereunto, and all of Seller's right, title and interest in and to any and all streets or public ways adjacent thereto, before or after vacation thereof.

                (1) DESCRIPTION. The real property which is the subject matter of this Contract is known as Lot(s) 4, in Block 137, as shown on the Tax Assessment Map of the Township of Montville, County of Morris, New Jersey, together with all building improvements, fixtures, and appurtenances located thereon, as described in Schedule A, annexed. ("Real Property").

        (b.)    THE PERSONALTY. The furniture, fixtures, equipment, safe(s), electronic alarm(s), or personal property of any description now located within or upon the Real property, exterior signs, lighting fixtures, automated teller machine (1), and appurtenances, as described in Schedule B, annexed.

        (c.)    THE ACCOUNTS. All savings, checking, certificates of deposit, or other customer deposit accounts issued by, from or through the Seller's Montville bank branch location, as described in Schedule C, annexed.

SECTION 2. PURCHASE PRICE:

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        2.1     THE PURCHASE PRICE ("PURCHASE PRICE"). The Purchase Price to be
paid and satisfied by the Purchaser for the purchase of all Property described in Section 1.1 hereof, is the gross sum of EIGHT-HUNDRED, THIRTY THOUSAND AND NO/100 ($830,000.00) DOLLARS, ALLOCATED AS FOLLOWS:

        (a.)    REAL PROPERTY. LAND: SEVEN-HUNDRED, FIFTY-THOUSAND AND NO/100
($750,000.00) DOLLARS;

        (b.)    PERSONALTY. TWENTY-SEVEN THOUSAND, FIVE-HUNDRED AND NO/100
($27,500.00) DOLLARS; AND,

        (c.)    ACCOUNTS. FIFTY-TWO THOUSAND, FIVE-HUNDRED AND NO/100
($52,500.00) DOLLARS.

        2.2 PAYMENT OF PURCHASE PRICE.The Purchase Price shall be paid in the following manner:

        (a)     Initial Deposit (upon execution of this
                Contract).................................$ 1,,000.00

        (b) Balance of Deposit (within ten (10) days following execution of contract by all parties)
                ..................................................$ 82,000.00

        (c) The balance to be paid at the closing of title (the "Closing") by Attorney Trust Account check, certified or bank cashier's check or bank wire transfer, adjusted as may be required to reflect any adjustments in the purchase price........$747,000.00

        2.3 DEPOSIT IN ESCROW. The Deposit will be held in trust by Seller's attorney ("Escrow Agent") in a non-interest bearing account maintained by the Escrow Agent until the Closing, at which time the same shall be paid to the Seller. In the event that this Contract is terminated, except upon the default of Purchaser, the Deposit shall be

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returned to Purchaser. If for any reason the Closing does not occur and either the Seller or the Purchaser make a written demand upon the Escrow Agent for payment of said monies, the Escrow Agent shall give at least five (5) calendar days' written notice to the other party, at the address set forth in this Contract, or to the attorney for the other party, of such demand and of his intention to pay over said monies to the other party on a stated date. If the Escrow Agent does not receive written objections to the proposed payment by the stated date, the Escrow Agent is hereby authorized to make such payment. If the other party delivers to the Escrow Agent written objections to such payment by the stated payment date, the Escrow Agent shall continue to hold such monies until otherwise directed by written Contract, signed by the Purchaser and the Seller, or a final judgment of a court of competent jurisdiction. In the event of a dispute, the Escrow Agent may deposit such monies with an appropriate court and, after giving written notice of such action to the Parties herein, the Escrow Agent shall have no further obligations with respect to said monies. The Escrow Agent shall not be liable for such handling, except in the case of gross negligence or willful disregard of the provisions of this contract.

SECTION 3.   TITLE:

        3.1 The Seller shall convey good and marketable title to the Property, free and clear of all encumbrances, except for the following:

                (a) Easements, restrictions of record (provided the same have not been violated and further provided that they will not render title unmarketable or prohibit Purchaser's use of the Property), and such state of facts as an accurate survey will disclose.

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                (b)     Zoning Ordinances in effect as of the date of Closing
and other rules and regulations of applicable governmental boards or bureaus having jurisdiction thereof.

                (c) For the purpose of this Contract, title shall be deemed marketable if the same shall be insurable without exception (except for standard ALTA exceptions and such exceptions as are standard in Morris County, New Jersey, issued by a title insurance company licensed in the State of New Jersey, which policy shall be issued at standard rates.

                (d) To the best of Seller's knowledge, information and belief, there are no title restrictions, or easements which would adversely and materially effect the intended use of the subject premises by the Purchaser.

SECTION 4. DUE DILIGENCE; CONTINGENCIES

        4.1 PURCHASER proposes to use the Premises for the installation, maintenance and use as follows:

        BANK OR FINANCIAL INSTITUTION BRANCH LOCATION ("Proposed use"), containing approximately ________________square feet of floor space, and required parking, driveways, signage, and appurtenances. PURCHASER's obligation to purchase the Premises is contingent on the satisfaction, in PURCHASER's sole discretion, or waiver by PURCHASER of the following conditions ("Conditions Precedent"), within sixty (60) days after execution of this Contract ("Due Diligence Period"):

        1. PURCHASER obtaining a survey, bearing a legal description, made by a duly licensed surveyor, selected by PURCHASER, in accordance with the MINIMUM STANDARD DETAIL REQUIREMENTS FOR ALTA/ACSM LAND TITLE SURVEYS jointly established and adopted by the American Land Title Association and the

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        American Congress on Surveying and Mapping in 1992 and such other survey standards as required by PURCHASER ("Survey"), and certified to PURCHASER and the Title Company and such other parties requested by PURCHASER, showing the area, dimensions and location of the Premises to the nearest monuments, streets, alleys on all sides, the topography, the location of all available utilities in adjoining streets, alleys or property, the location of all improvements and encroachments, the location of all recorded easements against or appurtenant to the Premises, stating the flood zone of the Premises, and not disclosing any condition rendering the Premises unusable for PURCHASER's Proposed Use;

        2. PURCHASER, at its sole cost and expense, obtaining a written Phase I Environmental Assessment ("Assessment") of the Premises, which Assessment shall be prepared by an environmental professional selected by PURCHASER and shall comply with the terms and provisions of the STANDARD PRACTICE FOR ENVIRONMENTAL SITE ASSESSMENTS: PHASE I ENVIRONMENTAL SITE ASSESSMENT PROCESS, ASTM STANDARD 1527-93 as presently in effect and promulgated by the American Society of Testing and Materials and PURCHASER's Guidance Document and Service Agreement therefore. If the assessment discloses any known or suspected environmental contamination, or should a Phase II or Phase III Environmental Assessment be determined to be required, PURCHASER, at PURCHASER's expense, may order additional tests and investigations to determine if the Premises is satisfactory for PURCHASER's Proposed Use, or PURCHASER may terminate this Contract, in which event the parties shall be released from further liability. In the event PURCHASER shall have not completed a Phase I Environmental Assessment, or elects to undertake any further tests and investigations, including any Phase II or Phase III Environmental Assessment, and which shall extend beyond the 60 day, Due Diligence Period described herein, PURCHASER may, in its sole and absolute discretion, elect to further extend the Due Diligence Period until such tests, investigations, or assessments are complete, but in no event for any period greater than an additional, sixty (60) days; and,

        3. PURCHASER confirming that the Premises are not located within any designated Flood Hazard area.

In the event of the failure to satisfy the foregoing Conditions Precedent within the sixty (60) day Due Diligence period , PURCHASER may terminate this Contract, in which event the parties shall be released from further liability. SELLER hereby grants to PURCHASER, its agents and contractors, the right to enter upon the Premises to make, conduct and satisfy the Conditions Precedent, subject to the requirement that the

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Premises be restored by PURCHASER to the condition as existed prior to entry.

        4.2 CERTIFICATE OF OCCUPANCY, CERTIFICATE OF CONTINUING OCCUPANCY &/OR SITE PLAN WAIVER. Purchaser, at its sole cost and expense, shall have the period of sixty (60) calendar days from the date of execution of this Contract by all parties to apply for, obtain and/or ascertain the necessity for acquisition of a Certificate of Occupancy, Certificate of Continuing Occupancy and/or Site Plan Waiver from the Township of Montville, certifying that the property and building may be used and occupied, and may continue to be used and occupied for the proposed use thereof by Purchaser as follows:

        BANK OR FINANCIAL INSTITUTION BRANCH LOCATION
        ---------------------------------------------

Seller shall cooperate with Purchaser throughout this process, shall, where required, permit the premises to be inspected by the appropriate municipal officials, and shall execute any consent, permission or other, similar documents, which shall be reasonably required or necessary in connection with such inspections, applications, or issuance of required Certificate(s).

        In the event Purchaser fails to obtain the required Certificate of Occupancy, Certificate of Continuing Occupancy and/or Site Plan Waiver from the Township of Montville, or should it be determined that site plan or variance approval is required, within the time period specified herein, and Seller is satisfied that Purchaser has been diligently pursuing same and has made all necessary applications and submissions therefor, then Purchaser shall be given an additional sixty (60) days within which to obtain the required Certificate of Occupancy or Certificate of Continuing Occupancy, or Purchaser shall be permitted to terminate the Contract, on notice to Seller given within

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the initial, sixty (60) day period, or Purchaser may waive this contingency, and this Contract shall remain in full force and effect.

        4.3. FEDERAL, STATE, AND LOCAL REGULATORY APPROVAL. Purchaser shall immediately make application to or give required notice to the Office of Thrift Supervision, Commissioner of the New Jersey Department of Banking and Insurance, Federal Deposit Insurance Corporation, Securities and Exchange Commission, and any other Federal, State of Local regulatory authority having jurisdiction over all or any part of this sale, for approval thereof ("regulatory approvals").

        Seller shall cooperate with Purchaser throughout this process, and shall, where required, execute any consent, permission or other, similar documents, which shall be reasonably required or necessary in connection with such notice(s), application(s), or issuance of required authorization(s) or approval(s).

        In the event Purchaser fails to obtain the required regulatory approvals prior to the estimated date of closing (May 1, 2007), and Seller is satisfied that Purchaser has been diligently pursuing same and has made all necessary applications and submissions therefor, then Purchaser shall be given an additional ninety (90) days within which to obtain the required regulatory approvals, or Purchaser shall be permitted to terminate the Contract, on notice to Seller given within the initial period, or Purchaser may waive this contingency, and this Contract shall remain in full force and effect.

        4.4 NO DEVELOPMENT CONTINGENCY. No Development contingency shall be applicable to this contract nor shall the Purchaser's obligation under the terms of this contract be subject to or contingent upon any governmental or agency review or

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approval, except for the approvals set forth in P. 4.1., 4.2. & 4.3. hereof.


SECTION 5. SELLER'S REPRESENTATIONS.

        5.1. SELLER represents and warrants that, to the best of its knowledge, information and belief, the foregoing uses and/or purposes are permitted to be conducted in and/or to the premises, pursuant to municipal zoning, construction, and other, related laws and ordinances, and noone has ever challenged or brought any action to restrict or prohibit said uses and/or purposes in and/or to the premises.

        5.2. SELLER represents, to the best of its knowledge, information and belief, that: SELLER is lawfully seized in fee of the Property; that they are free from all encumbrances; that SELLER has good right to sell, or convey the same as aforesaid; that SELLER has full authority to enter into this agreement; that no one has ever challenged SELLER's fee title to the Property; SELLER has not allowed any interests (legal rights) to be created which affects SELLER's ownership or use of the Property; No other persons have legal rights in the Property, except the rights of utility companies to use this property along the road or for the purpose of serving this property; There are no pending lawsuits or judgments against SELLER or other legal obligations which may be enforced against the Property; No bankruptcy or insolvency proceedings have been started by or against SELLER; SELLER has never been declared bankrupt.

        5.3. Except as specifically set forth herein, neither SELLER nor SELLER's agents have made any representations or promises with respect to the physical condition of the Property, the land upon which it is erected or the Property, the expenses of operation or any other matter or thing affecting or related to the Property

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except as herein expressly set forth and no rights, easements or licenses are acquired by PURCHASER by implication or otherwise except as herein expressly set forth in the provisions of this agreement. PURCHASER has inspected the improvements and the Premises and is thoroughly acquainted with the condition thereof and agrees to take the same "as is" and acknowledged that the execution of this agreement by PURCHASER shall be conclusive evidence that the said Property and any property thereon which the same form a part were acceptable for PURCHASER's intended uses and purposes. All understandings and agreements heretofore made between the parties hereto are merged in this agreement, which alone fully and completely expresses the agreement between SELLER and PURCHASER.

        5.4. PHYSICAL CONDITION OF THE PROPERTY AND IMPROVEMENTS

        1. The SELLER states that all buildings, driveways and other improvements on the Property are within its boundary lines. Also, no improvements on adjoining properties extend across the boundary lines.

        2. All building improvements are being sold "AS IS". The PURCHASER has inspected such building improvements, parking lots, septic systems and other incidental site improvements and the PURCHASER relies upon such inspection and is cognizant and on notice as to the state and condition thereof. PURCHASER understands that the SELLER makes no representation concerning any such Building or site improvement. Subject to ordinary wear and tear, the SELLER agrees to maintain all building and site improvements as well as the grounds to pre-contract standards.

        5.5. This Agreement has been duly executed and delivered by the SELLER.

        5.6. The execution and performance of this Agreement shall not be a breach or violation of any agreement to which the SELLER is a party.

        5.7. No person or entity other than PURCHASER has any right or option to acquire

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the Property or any portion thereof.

        5.8. There are no management, service, maintenance, or other agreements with respect to or affecting the Property other than have been or will be disclosed to PURCHASER in writing, except as set herein. SELLER will supply PURCHASER with a list of current management, service, maintenance, or other agreements, and PURCHASER will advise as to which such agreements, PURCHASER will continue or assume. SELLER shall be responsible for any such agreements not continued or assumed by PURCHASER. Nothing in this paragraph shall be construed as conferring upon PURCHASER any obligation to continue or assume any such agreements of SELLER.

        5.9. There is no action, suit or proceeding pending or, to the best of SELLER's knowledge, threatened against or affecting the Property or any portion thereof.

        5.10. SELLER has not heretofore received any notice or communications from any governmental unit or other body having the power of eminent domain of any pending or threatened condemnation proceeding or other proceedings in the nature of eminent domain in connection with the Property or any part thereof.

        5.11. The Property is not presently and to the best of SELLER's knowledge, after due inquiry and investigation, has never been used for the generation, manufacture, storage, treatment, discharge or disposal of hazardous materials.

        5.12. No representation or warranty of SELLER shall survive the Closing.

SECTION 6. PURCHASER'S REPRESENTATIONS:

        6.1. PURCHASER has full power, authority and legal right to enter into and

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perform this Agreement. The execution, delivery and performance of this
Agreement will not require approval or consent of any trustee or holders of any indebtedness or obligations of PURCHASER, and will not contravene any law, governmental rule, regulation or order binding on PURCHASER or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of PURCHASER under any indenture, mortgage, contract, or other agreement to which PURCHASER is a party, or by which it may be bound or affected.

        6.2. PURCHASER does not have knowledge of any pending or threatened actions or proceedings before any court or administrative agency which will materially adversely affect the ability of PURCHASER to perform its obligations under this Agreement.

        6.3. PURCHASER has the financial capacity to undertake and carry out its obligations under this Agreement, including the costs attendant to the Due Diligence phase of the contract, and PURCHASER has adequate and sufficient funds or other financial resources to qualify for mortgage financing, close title and make payment of the balance of the Purchase Price. All inspection time periods shall commence upon receipt of a fully executed and received, contract.

SECTION 7. RIGHTS UPON TERMINATION

        7.1. In the event the PURCHASER shall determine that the Property is not satisfactory as a result of the Due Diligence investigation provided for in
Section 4.(a.) hereof, then unless sooner waived, the PURCHASER shall have the right to terminate the contract by written notice to the SELLER and thereupon, the SELLER shall forthwith remit all contract deposits, together with interest moneys earned thereon, to

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PURCHASER and at the same time, PURCHASER shall turn over and deliver to the
SELLER, all reports, plans, surveys, drawings, correspondence and other documentation together with PURCHASER's assignment of proprietary interest therein to the SELLER.

        7.2. In the event of termination due to unmarketable title, the PURCHASER shall grant to the SELLER a 60-day period within which to cure any title defect, such 60 days to commence following delivery of written notice thereof, and in the event such title defect shall not be cured to the satisfaction of PURCHASER's title company, then the SELLER shall remit all contract deposits and interest to the PURCHASER in accordance with the terms of
Section 7.1. hereof .

SECTION 8 DEFAULT:

        8.1. Anything in this Agreement to the contrary notwithstanding, if SELLER fails to perform any material obligation on its part to be performed pursuant to the terms and conditions of this Agreement, after notice and the expiration of any applicable period of such cure, then, unless such obligation is waived by PURCHASER, such failure to perform shall constitute a default under this Agreement and PURCHASER shall have available to it as its sole remedy the right to receive a return of its Deposit or to compel the SELLER to close title but in no event for less than the full Purchase Price.

        8.2. If PURCHASER fails timely to close title to the Property pursuant to the terms and conditions of this Agreement, or if PURCHASER otherwise fails to perform any material obligation under this Agreement, after notice and the expiration of any applicable period of cure, then unless such obligation is waived by SELLER, such failure shall constitute a default of this Agreement. PURCHASER acknowledges that such

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default under this Agreement would cause harm to SELLER that is incapable of accurate estimation. Therefore, in the event of such default, SELLER shall be entitled to liquidated damages in the amount of the contract deposit, together with all proprietary rights to project reports, plans, surveys, drawings, together with PURCHASER's assignment thereof to SELLER.

        8.3. Upon the failure of any party to perform any obligation under this Agreement, then any other provision of this Agreement to the contrary notwithstanding, such party shall have ten (10) calendar days to cure such failure to perform after receipt of notice from any other party demanding that such failure to perform be cured.

SECTION 9. CONDEMNATION:.....In the event of an actual or threatened condemnation of any portion of the Property which in PURCHASER's reasonable judgment would materially interfere with the utility thereof. PURCHASER shall have the option to elect to terminate this Agreement by serving written notice thereof on SELLER, whereupon the Deposit shall be returned to PURCHASER and neither party shall thereafter have any further rights or obligations under this Agreement. If PURCHASER does not terminate this Agreement in accordance with this Section, SELLER shall allow PURCHASER a credit against the Purchase Price at the Closing equal to all such condemnation awards or other compensation received before the Closing Date and SELLER shall assign to PURCHASER all SELLER's right, title and interest in any condemnation award or other compensation for such condemnation or taking by eminent domain and the parties shall proceed to Closing.

SECTION 10. ASSESSMENTS: If, at the date of this contract, the Property or any part thereof shall be or shall have been affected by an assessment or assessments

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which are or may become payable in annual installments of which the first installment is then due or has been paid, then, for the purposes of this Agreement, all the unpaid installments of any such assessment, including those which are to become due and payable after the delivery of the deed, shall be deemed to be due and payable and to be liens upon the Property affected thereby, and shall be paid and discharged by the SELLER thereof upon the delivery of the deed or allowed as an adjustment to the Purchase Price. Unconfirmed improvements or assessments, if any, shall be paid and allowed by the SELLER on account of the Purchase Price, if the improvement or work has been completed on or before the date of execution of this Agreement relating to or arising out of the ownership, management or operation of the Property, including any action, suit or proceeding in any court or before or by any Federal, State, County or Municipal department, commission, board, bureau, agency or other governmental panel or authority.

SECTION 11. NO TENANCIES. Seller represents that the premises are not presently occupied by any tenant, licensee, or assignee, and that no third party possess' any right to use and occupancy to any portion of the premises. The premises shall be conveyed to Purchaser free of any and all tenancies.

SECTION 12.   CLOSING AND ADJUSTMENTS

        12.1. The estimated date for closing of title will be on or about May 1, 2007. Closing shall occur at Purchaser's Attorney's office, or such other place as may be mutually agreed to by Seller and Purchaser.

        12.2. At closing, the Seller will transfer ownership of the Property to the

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Purchaser. The Seller will give the Purchaser a properly executed deed and an adequate affidavit of title. In addition, Seller shall provide any other document as may be reasonably required by Purchaser's title insurance company.

        12.3. The parties agree to adjust municipal real property taxes, sewer charges, water charges, and rents. All adjustments shall be as of the date of closing of title. This provision shall survive closing of title, solely as to any errors made in the calculated adjustments.

        12.4. Seller shall pay such realty transfer tax as required by the State of New Jersey or any other governmental authority. Payment by Purchaser of such funds shall be an adjustment at Closing from the sums due Seller.

SECTION 13. RISK OF LOSS:

        The Seller is responsible for any damage to the property, except for normal wear and tear, until the closing. If there is damage, the parties can proceed with the closing and the Seller may elect either:

                (a)     to repair the damage before the closing;

                (b) deduct from the purchase price, an agreed-upon, fair and reasonable estimate of the cost to repair the property; or,

                (c)     terminate this Contract.

SECTION 14. MISCELLANEOUS

        14.1. NOTICES. All notices to be sent to either party pursuant to this Contract shall be in writing and shall be sent via regular mail, certified mail (return receipt requested) or facsimile transmission to the following person at the following addresses:

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                if to Purchaser:

         David C. Dixon, Esq.
         Feeney & Dixon, L.L.P.
         512 Newark-Pompton Turnpike
         P.O. Box 216
         Pompton Plains, New Jersey  07444

                if to Seller:

         Robert S. Feder, Esq.
         6823 Bergenline Avenue
         Guttenberg, NJ 07093

Notice via facsimile, between counsel for Seller and Purchaser only, and received during regular, business hours, shall be acceptable.

        14.2. All inspection time periods shall commence upon receipt of a fully executed and delivered contract.

        14.3. This contract is the entire and only Contract between the Purchaser and the Seller. This contract replaces and cancels any previous Contracts between the Purchaser and the Seller. This contract can only be changed by an agreement in writing signed by both Purchaser and Seller. The Seller states that the Seller has not made any other contract to sell the property to anyone else.

        14.4. This contract is binding upon all parties who sign it and all who succeed to their rights and responsibilities.

        14.5. GOVERNING LAW.This Contract shall be governed and construed in accordance with the law of New Jersey.

        14.6. ASSIGNMENT.Purchaser may assign this Contract to a business entity of which Purchaser, is a 50% or more owner, with the consent of Seller, conditioned upon the personal guarantee of payment and performance by Purchaser.. The Purchase and Sale Contract may be assigned by the Seller without limitation.

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        14.7.   Seller agrees to accept an attorney trust account check issued by Purchaser's attorney at the time of closing.

        14.8. Seller represents that Seller has sufficient proceeds from the transaction so as to transfer the property free and clear of all liens and encumbrances that would otherwise serve as a cloud on title, including but not limited to, mortgages, judgments, and other assessments against the subject property.

        14.9. Seller hereby represents and warrants to Purchaser that Seller has not dealt with any broker or finder with respect to the transaction contemplated hereby, and that no person, firm or other entity shall be entitled to any commission in connection with this sale. Seller hereby agrees to indemnify, defend and hold Purchaser harmless from and against any claim for brokerage commission or finder's fee asserted by any person, firm or corporation claiming to have been engaged by Seller. Purchaser hereby represents and warrants to Seller that Purchaser has not dealt with any broker or finder with respect to the transaction contemplated hereby.

        14.10. CAPTIONS; GENDER: The Section headings set forth in this Contract are for the convenience of the parties only, do not form apart of this Contract, and are not to be considered as part of this Contract for the purposes of interpretation, or otherwise. All references herein to the neuter gender shall be deemed to include the masculine and feminine genders, and all references herein to the singular shall be deemed to include the plural, all as the context may require.

        14.11. RETENTION OF KEY EMPLOYEES FOLLOWING CLOSING: As a further condition of sale, Purchaser agrees to retain two (2) current, full-time platform employees of Seller, now employed by Seller at its Montville branch location, for a

                                   Page -18-
period of six (6) months following the date of closing. Such employees shall be retained by Purchaser as "at will" employees of Purchaser, at their current rate(s) of compensation, except that, during the six (6) month period following the date of closing only, such employees may be removed only for cause. Nothing herein shall be construed as constituting a promise or agreement between Purchaser (Lincoln Park Savings Bank) and any employee of Seller (GSL) relating to the conditions of employment. Purchaser remains free to unilaterally modify, suspend or revoke its conditions of employment at any time, without having to consult with anyone and without anyone's agreement or permission.

        14.12. CONTINUATION OF SELLER'S BUSINESS UNTIL CLOSING OF TITLE: Seller shall to continue to operate its Montville bank branch location, in its normal course, and shall not undertake any, substantial or material changes in its business operations, including, but not limited to, operating hours, financial or banking services, and personnel, until closing of title.

        IN WITNESS WHEREOF, the Parties have duly executed this Contract For Sale And Purchase of Real Property as of the day and year first above written.

WITNESS:                                                 SELLER
                                                      GSL SAVINGS BANK


------------------------------                  ------------------------------
                                                        PRESIDENT

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


WITNESS/ATTEST:                                       PURCHASER
                                                LINCOLN PARK SAVINGS BANK



-----------------------------                  ---------------------------------
                                               DAVID G. BAKER, PRESIDENT

                                   Page -20-

                                   SCHEDULE A
                                LEGAL DESCRIPTION







                                   Page -21-

                                   SCHEDULE B
                                   PERSONALTY








                                   Page -22-

                                   SCHEDULE C
                                    ACCOUNTS








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